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                                                                   EXHIBIT 23(b)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
   Bank of Boston Corporation

     We consent to the incorporation by reference, in this registration statement on Form S-8, of our report dated January 18, 1996 on our audits of the consolidated financial statements of Bank of Boston Corporation and Subsidiaries as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in the Corporation's 1995 Annual Report to Stockholders filed as Exhibit 13 to the Corporation's 1995 Annual Report on Form 10-K.

                                                   /s/ Coopers & Lybrand, L.L.P.
                                                       -------------------------

Boston, Massachusetts
June 28, 1996